EXHIBIT 23.3


                   CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Halstead Energy Corp.:

      We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Prospectus.


                               GOLDMAN AND MURPHY, LLP
                               /s/ Goldman and Murphy, LLP

Valley Stream, New York
August 18, 1998